BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

www.nvsilverflume.gov

Filed in the Office of Secretary of State State Of Nevada	Business Number E9852322020-1
Filing Number 20200985231
Filed On 10/18/2020 23:40:59 PM
Number of Pages 2

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)	Com2000, Inc.
2. Registered Agent for Service of Process: (Check only one box)

Commercial Registered Noncommercial Registered Agent Office or position with Entity Agent (name only below) (name and address below) (title and address below)

Director

Name of Registered Agent OR Title of Office or Position with Entity

1575 W Horizon Ridge Pkwy, #531401 Henderson Nevada 89012

Street Address City Zip Code

Nevada

Mailing Address (If different from street address) City Zip Code

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X Victor Tong 10/18/2020

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)	This corporation is a close corporation operating with a board of directors Yes OR No
4. Names and Addresses of the Board of Directors/ Trustees or Stockholders (NRS 78: Board of Directors/ Trustees is required. NRS 78a: Required if the Close Corporation is governed by a board of directors. NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)	1)	Victor Tong
Name 1575 W Horizon Ridge Pkwy, #531401 Henderson NV 89012 Address City State Zip Code 2) Michael Gaard Name 1575 W Horizon Ridge Pkwy, #531401 Henderson NV 89012 Address City State Zip Code
5. Jurisdiction of Incorporation: (NRS 80 only)	5a. Jurisdiction of incorporation: 5b. I declare this entity is in good standing in the jurisdiction of its incorporation.

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)

By selecting “Yes” you are indicating that the corporation is organized as a Yes benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field.

7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	Any Legal Purpose
8. Authorized Shares: (Number of shares corporation is authorized to issue)

Number of common shares with Par value: 0 Par value: $ 0

Number of preferred shares with Par value: 0 Par value: $ 0 Number of shares with no par value: 0

If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.

9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80.

Name, Address and Signature of the Incorporator for NRS 78, 78A, and 89. NRS 89 -

Each Organizer/ Incorporator must be a

licensed professional.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Victor Tong United States

Name Country

1575 W Horizon Ridge Pkwy, #531401 Henderson NV 89012

Address City State Zip/Postal Code

X Victor Tong (attach additional page if necessary)